UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2007
TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27335 West 11 Mile Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 357-2866
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
See discussion in Item 2.01.
Item 2.01 Completion of Acquisition or Disposition of Assets
As previously reported in the Current Report on Form 8-K filed on June 4, 2007, effective May 31, 2007, TechTeam Global, Inc. (the “Company”), through its wholly-owned subsidiary TechTeam Government Solutions, Inc., closed on its acquisition of all of the outstanding membership interest in NewVectors LLC (“NewVectors”) from NewVectors Holding LLC. The Company is now submitting the financial statements of the business acquired.
Item 9.01 Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
(b) Pro forma financial information.
(c) Not applicable.
(d) Exhibits.

Item 9.01 Financial Statements and Exhibits
(a) Financial statements of business acquired.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
NewVectors LLC (Formerly Known as Enterprise
Solutions Division of Altarum Institute)
We have audited the accompanying balance sheets of NewVectors LLC (Formerly Known as Enterprise Solutions Division of Altarum Institute) as of September 30, 2006 and 2005, and the related statements of income, changes in equity, and cash flows for each of the three years in the period ended September 30, 2006. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NewVectors LLC (Formerly Known as Enterprise Solutions Division of Altarum Institute) at September 30, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2006, in conformity with accounting principles generally accepted in the United States.
/s/ ERNST & YOUNG LLP
June 11, 2007
Detroit, Michigan

NEWVECTORS LLC
(Formerly Known as Enterprise Solutions Division of Altarum Institute)
BALANCE SHEETS

	September 30,
	2006	2005

Assets
Current assets:
Cash	$3,774,126	$—
Accounts receivable	—	5,571,965
Accounts receivable from Altarum	5,221,723	—
Cost and fees not yet billed	443,516	406,290
Prepaid expenses	63,230	71,045
Other	6,717	13,385

Total current assets	9,509,312	6,062,685

Equipment, net of accumulated depreciation	234,407	201,880
Goodwill	7,561,745	8,304,908

Total long term assets	7,796,152	8,506,788

Total assets	$17,305,464	$14,569,473

Liabilities and equity
Current liabilities:
Accounts payable	$1,315,972	$1,255,276
Accounts payable to Altarum	436,692	—
Accrued wages and benefits	2,573,260	2,071,479
Deferred revenue	220,588	140,928
Current portion of capital lease obligation	26,118	75,569

Total current liabilities	4,572,630	3,543,252

Capital lease obligation, less current portion	54,488	75,965

Total liabilities	4,627,118	3,619,217

Equity:
Paid-in capital	10,540,985	—
Retained earnings	2,137,361	10,950,256

Total equity	12,678,346	10,950,256

Total liabilities and equity	$17,305,464	$14,569,473

See accompanying notes.

NEWVECTORS LLC
(Formerly Known as Enterprise Solutions Division of Altarum Institute)
STATEMENTS OF INCOME

	Year Ended September 30,
	2006	2005	2004

Revenue	$33,664,483	$32,445,999	$30,784,470

Expenses:
Operating	19,797,698	18,000,991	16,821,239
General, administrative and indirect costs	10,301,822	10,714,796	9,818,173
Depreciation	86,730	94,005	61,692
Amortization of goodwill	743,726	1,487,452	1,487,452

Total expenses	30,929,976	30,297,244	28,188,556

Income before interest, net	2,734,507	2,148,755	2,595,914

Net interest (expense) income	(1,086)	410	9,241

Net income	$2,733,421	$2,149,165	$2,605,155

See accompanying notes.

NEWVECTORS LLC
(Formerly Known as Enterprise Solutions Division of Altarum Institute)
STATEMENTS OF CHANGES IN EQUITY

	Paid-in	Retained
	Capital	Earnings	Total

Balance at October 1, 2003	$—	$12,725,933	$12,725,933
Distribution	—	(2,783,770)	(2,783,770)
Net income	—	2,605,155	2,605,155

Balance at September 30, 2004	—	12,547,318	12,547,318
Distribution	—	(3,746,227)	(3,746,227)
Net income	—	2,149,165	2,149,165

Balance at September 30, 2005	—	10,950,256	10,950,256
Paid-in capital	10,540,985	(10,540,985)	—
Distribution	—	(1,005,331)	(1,005,331)
Net income	—	2,733,421	2,733,421

Balance at September 30, 2006	$10,540,985	$2,137,361	$12,678,346

See accompanying notes.

NEWVECTORS LLC
(Formerly Known as Enterprise Solutions Division of Altarum Institute)
STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2006	2005	2004

Operating activities
Net income	$2,733,421	$2,149,165	$2,605,155
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	86,730	94,005	61,692
Amortization of goodwill	743,726	1,487,452	1,487,452
Changes in operating assets and liabilities:
Accounts receivable and costs and fees not yet billed	5,534,739	1,164,931	(2,517,691)
Prepaid expenses and other	14,483	4,798	26,216
Accounts payable	60,696	(497,613)	1,165,123
Accrued wages and benefits	501,781	(303,770)	482,574
Due from Altarum, net	(4,785,031)	—	—
Deferred revenue	79,660	(221,464)	(320,671)

Net cash provided by operating activities	4,970,205	3,877,504	2,989,850

Investing activities
Purchases of equipment	(142,794)	(5,677)	(67,028)

Financing activities
Distributions	(1,005,330)	(3,746,227)	(2,783,770)
Payments of capital lease obligation	(47,955)	(125,600)	(139,052)

Net cash provided by financing activities	(1,053,285)	(3,871,827)	(2,922,822)

Net increase in cash	3,774,126	—	—
Cash at beginning of year	—	—	—

Cash at end of year	$3,774,126	$—	$—

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$6,174	$6,403	$3,656

Cash paid during the year for state income taxes	$53,221	$31,628	$22,665

Supplemental disclosure of noncash investing and financing activities
During 2006, 2005, and 2004, NewVectors LLC acquired certain equipment under capital lease agreements totaling $83,733, $91,641, and $71,991, respectively.
See accompanying notes.

NEWVECTORS LLC
(Formerly Known as Enterprise Solutions Division of Altarum Institute)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004
Note 1 — Description of Business
NewVectors LLC (formerly known as the Enterprise Solutions Division of Altarum Institute) (the Company) is a for-profit limited liability company (LLC), initially owned by its parent company, NewVectors Holding, which in turn is owned by Altarum Supporting Organization, Inc. (ASO) and Altarum Institute (Altarum). The Company was formed on April 1, 2006, as a spin-off from Altarum. Prior to its formation, the Company’s employees comprised the former Enterprise Solutions Division of Altarum. With the transaction from a not-for-profit division of Altarum to a for-profit limited liability company, $10,540,985 of net assets were transferred over as paid-in capital. The Company continues to serve as a long standing provider of independent research, analysis, and consulting services in the government marketplace.
In forming the Company, NewVectors Key Employee Equity LLC (KEE) was also formed. KEE does not have an equity interest in the Company, but does have an income interest. Eight key employees of the Company, Altarum, and ASO share in the income of the Company (the members).
On April 11, 2007, a letter of intent was entered into with TechTeam Government Solutions, Inc. for the sale of NewVectors LLC, which was completed on May 31, 2007.
Note 2 — Significant Accounting Policies
Basis of Presentation
The financial statements have been prepared on the accrual basis of accounting.
Revenue Recognition
Contract revenue under fixed-fee and cost-plus-fixed-cost contracts is recognized using the percentage-of-completion method of accounting based on cost incurred to determine percentage of completion. Costs not recoverable under contracts are recognized in the period in which they become evident. Contract revenue under time-and-materials contracts is recognized as the services are performed.
Contract revenue and costs on government contracts are subject to audit by a designated agency of the United States government. Management anticipates no material adjustments for fiscal 2006, 2005, and 2004 for receivables, unbilled costs, and fees recorded.
Contract Costs
Contract costs include all direct expenses incurred in performing work under contracts and an allocation of direct fringe expenses.
Allocation of Expenses
Prior to April 1, 2006, the majority of general administrative and indirect costs were allocated to the Enterprise Solutions Division based on the percentage of total labor costs. The remaining costs included were direct costs associated to the Enterprise Solutions Divison.

NEWVECTORS LLC
(Formerly Known as Enterprise Solutions Division of Altarum Institute)
NOTES TO FINANCIAL STATEMENTS (continued)
YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004
Note 2 — Significant Accounting Policies (continued)
Taxes
The Company is a single-member LLC formed under Michigan law and is taxed as a division of its parent, NewVectors Holding, LLC for federal and state income tax purposes. NewVectors Holding, LLC is recognized as a partnership for federal income tax purposes and, as such, income is generally recognized by the partners of the parent, income and taxes are paid by the partners and not by the Company. If the Company operated in any state which did not recognize the flow-through nature of federal partnership taxation, income taxes would be recorded. All states in which the Company currently operates require no company-level assessment of taxes against net income; therefore, no such provision has been made within the accompanying financial statements. The Company is subject to Michigan Single Business Taxes and other franchise taxes in certain states in which the Company operates, and provisions for those taxes have been made against the Company’s operating income.
Prior to the formation of NewVectors LLC, the Enterprise Solutions Division, as part of Altarum, was recognized by the Internal Revenue Service as exempt from Federal income taxes under Section 501(c)(3) of the Internal Revenue Code.
Due To and From Altarum
At September 30, 2006, Altarum owes the Company $5,221,723 for receivables billed to the government on the Company’s behalf. The Company in turn owes Altarum for accounts payable payments made on its behalf of $436,692 at September 30, 2006. In 2005, there were no intercompany receivables or payables as the Enterprise Solutions Division was part of Altarum.
Costs and Fees Not Yet Billed
Costs and fees not yet billed represent recoverable costs and include allocable indirect expenses to the extent that such costs will be reimbursed, together with fees earned thereon.
Equipment
Equipment is stated at cost, if purchased or at the estimated fair market value at date of acquisition, if donated. These assets are depreciated using the straight-line method over estimated useful lives generally ranging from three to seven years for equipment and computers. Capital lease amortization is included in depreciation expense.
Additions to equipment together with major renewals or betterments are capitalized. Maintenance, repairs and minor renewals and betterments are expensed as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation is removed and any resulting gain or loss is recognized.

NEWVECTORS LLC
(Formerly Known as Enterprise Solutions Division of Altarum Institute)
NOTES TO FINANCIAL STATEMENTS (continued)
YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004
Note 2 — Significant Accounting Policies (continued)
Equipment consists of the following components:

	Year Ended September 30
	2006	2005

Equipment	$397,526	$407,320
Less accumulated depreciation and amortization	(163,119)	(205,440)

	$234,407	$201,880

Goodwill
On April 1, 2006, Altarum allocated $7,561,745 of the goodwill acquired from Altarum’s original purchase of Vector Research to the Company. The allocation was based on the Company’s share of revenues. Goodwill is assessed for impairment at least annually or whenever events or circumstances indicate a condition of impairment may exist. No impairment issues existed at September 30, 2006. Prior to April 1, 2006, the Enterprise Solutions Division amortized goodwill as it was a not-for-profit entity. Goodwill was amortized using the straight-line method over a period of ten years. Accumulated amortization totaled $6,414,560, and $5,670,834, respectively, at September 30, 2006 and 2005, and amortization expense was approximately $744,000, $1,487,000, and $1,487,000 for the years ended September 30, 2006, 2005, and 2004, respectively.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEWVECTORS LLC
(Formerly Known as Enterprise Solutions Division of Altarum Institute)
NOTES TO FINANCIAL STATEMENTS (continued)
YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004
Note 3 — Leases
The Company leases certain buildings and equipment under operating lease agreements and certain computer equipment under a capital leases entered into during 2006 and 2005. The cost of computer equipment held under the capital leases at September 30, 2006 and 2005, was $84,733 and $237,320, respectively. Accumulated depreciation for the capital leases at September 30, 2006 and 2005, was $4,707 and $95,295, respectively. Rental expense under operating leases totaled $1,124,747, $1,382,704, and $1,125,812 for the years ended September 30, 2006, 2005, and 2004, respectively. Future commitments under noncancelable operating leases and capital leases at September 30, 2006, are as follows:

	Operating	Capital
	Leases	Lease

2007	$789,309	$32,381
2008	412,329	32,382
2009	10,477	26,985

	$1,212,115	91,748

Less imputed interest		(11,142)
Less current portion		(26,118)

		$54,488

Note 4 — Employee Retirement Benefits
The Company supports defined contribution pension plans for substantially all of its employees whereby participants may contribute a portion of their salary to the Altarum Institute Employees Retirement and Savings Plan to be invested by the plan’s trustee. Employer contributions are made to participant accounts equal to 5% of compensation. The Company contributed $301,712 to this plan for the year ended September 30, 2006.
Note 5 — Related-Party Transactions
The Company has agreed to pay Altarum an administrative fee for certain support services including human resources, accounting, contracts, facilities, and network support. During the year ended September 30, 2006, the amount paid for such services was $864,944. Prior to April 1, 2006, the Enterprise Solutions Division was part of Altarum, and no such fee was paid.
Additionally, the Company leases its office space in Ann Arbor, Michigan from ASO and subleases space in Arlington, Virginia from Altarum. During the year ended September 30, 2006, the Company paid $149,835 and $199,322, respectively, in connection with the leased and subleased space.
The Company’s Board of Managers also has two Board members that are employees and Board of Directors of Altarum, who are not compensated for their services.

NEWVECTORS LLC
(Formerly Known as Enterprise Solutions Division of Altarum Institute)
NOTES TO FINANCIAL STATEMENTS (continued)
YEARS ENDED SEPTEMBER 30, 2006, 2005 AND 2004
Note 6 — Contingent Liability
On June 21, 2006, the Company entered into a Continuing Guaranty agreement whereby it has guaranteed all present and future indebtedness of Altarum with Fifth Third Bank (the Bank). The Company also entered into a Security Agreement with the Bank, which grants a lien on all balances of deposit accounts; all securities and other property in the custody, possession or control of the Bank; and all property or securities declared or acknowledged to constitute security for any past, present or future liability, direct or indirect from the Company to the Bank. At September 30, 2006, Altarum’s outstanding debt was $15,075,000.
Note 7 — Economic Dependency
Sales to the U.S. government agencies or their contractors accounted for approximately 99% of the Company’s total revenue for the years ended September 30, 2006, 2005 and 2004.
Note 8 — Subsequent Events
On October 5, 2006, the Company made a distribution to its members of $1,200,000.

(b) Pro forma financial information.
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information for TechTeam Global, Inc. (“TechTeam”) set forth below gives effect to the acquisition of NewVectors LLC (“NewVectors”) using the purchase method of accounting, after giving effect to the adjustments described in the accompanying notes. The unaudited pro forma condensed combined statements of operations include only the results of ongoing operations and excludes such impacts as nonrecurring items related to the acquisition and synergies and related cost savings associated with the integration of the acquisition.
The unaudited pro forma condensed combined statement of financial position as of March 31, 2007 gives effect to the acquisition of NewVectors as if it occurred on that date. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 give effect to the acquisition as if it occurred on January 1, 2006 by combining the results for the three months ended March 31, 2007 of TechTeam with the results for the same period of NewVectors, and combining the results for the year ended December 31, 2006 of TechTeam with the results for the year ended September 30, 2006 of NewVectors. The unaudited pro forma condensed combined financial information reflects certain adjustments.
The pro forma condensed combined financial information is for informational purposes only and does not purport to represent what the consolidated financial position or results of operations of TechTeam would actually have been if the NewVectors acquisition, in fact, had occurred on March 31, 2007, or at the beginning of 2006, or to project the consolidated financial position or results of operations as of any future date or any future period. The unaudited pro forma financial information should be read together with (i) the TechTeam Global, Inc. consolidated financial statements as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, including the notes thereto, included in TechTeam’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2007
(UNAUDITED)

					Pro Forma
	TechTeam		Pro Forma		TechTeam
	Global	NewVectors	Adjustments		Global
	(In thousands)
ASSETS
Current assets

Cash and cash equivalents	$25,472	$2,830	$(8,422	) (A)	$19,880
Accounts receivable, net	44,449	7,903	—		52,352
Prepaid expenses and other	5,746	73	—		5,819
Deferred income taxes	136	—	—		136

Total current assets	75,803	10,806	(8,422)		78,187

Property, equipment and purchased software, net	10,456	312	—		10,768
Goodwill and other intangible assets, net	35,906	7,562	29,665	(A)	73,133
Other assets	588	—	—		588

Total assets	$122,753	$18,680	$21,243		$162,676

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$95	$41	$—		$136
Accounts payable	11,948	1,411	—		13,359
Accrued payroll, related taxes and withholdings	9,508	2,945	—		12,453
Accrued expenses and other	7,575	—	—		7,575
Deferred revenue	1,623	462	—		2,085

Total current liabilities	30,749	4,859	—		35,608

Long-term debt, less current portion	2,219	64	35,000	(A)	37,283
Other long-term liabilities	2,092	—	—

Total long-term liabilities	4,311	64	35,000		39,375

Shareholders’ equity			—
Common stock	104	—	—		104
Additional paid-in capital	72,032	10,541	(10,541	) (A)	72,032
Retained earnings	12,999	3,216	(3,216	) (A)	12,999
Accumulated other comprehensive income	2,558	—	—		2,558

Total shareholders’ equity	87,693	13,757	(13,757)		87,693

Total liabilities and shareholders’ equity	$122,753	$18,680	$21,243		$162,676

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(UNAUDITED)

					Pro Forma
	TechTeam		Pro Forma		TechTeam
	Global	NewVectors	Adjustments		Global
	(In thousands, except per share data)
Revenue	$46,194	$8,524	$—		$54,718
Cost of services delivered	34,618	4,761	—		39,379

Gross profit	11,576	3,763	—		15,339
Selling, general, and administrative expense	10,590	2,123	552	(B)	13,265

Operating income	986	1,640	(552)		2,074
Other income (loss)	264	3	(549	) (C)	(282)

Income before income taxes	1,250	1,643	(1,101)		1,792
Income tax provision	346	52	159	(D)	557

Net income	$904	$1,591	$(1,260)		$1,235

Basic earnings per share	$0.09				$0.12

Diluted earnings per share	$0.09				$0.12

Weighted average number of common shares and common share equivalents outstanding
Basic	10,290				10,290
Diluted	10,424				10,424

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(UNAUDITED)

					Pro Forma
	TechTeam		Pro Forma		TechTeam
	Global	NewVectors	Adjustments		Global
	(In thousands, except per share data)
Revenue	$167,364	$33,664	$—		$201,028
Cost of services delivered	125,987	19,798	—		145,785

Gross profit	41,377	13,866	—		55,243
Selling, general, and administrative expense	39,217	11,132	1,464	(B)	51,813

Operating income	2,160	2,734	(1,464)		3,430
Other income (expense)	590	(1)	(2,200	) (C)	(1,611)

Income before income taxes	2,750	2,733	(3,664)		1,819
Income tax provision	873	—	(363	) (D)	510

Income from continuing operations	1,877	2,733	(3,301)		1,309
Loss from discontinued operations	(43)	—			(43)

Net income	$1,834	$2,733	$(3,301)		$1,266

Basic earnings per share	$0.19				$0.13

Diluted earnings per share	$0.18				$0.12

Weighted average number of common shares and common share equivalents outstanding
Basic	10,092				10,092
Diluted	10,176				10,176

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Pro Forma Adjustments
Pro forma adjustments for the unaudited pro forma condensed combined statement of financial position as of March 31, 2007, and the condensed combined statements of operations for the year ended December 31, 2006 and three months ended March 31, 2007, are as follows:
(A)	To reflect (i) the payment of the initial purchase price of $40,161,000, including acquisition costs of $279,000, for the acquisition of all of the outstanding membership interest in NewVectors LLC with $5,161,000 in cash and $35,000,000 in long-term debt borrowings, (ii) the fair value of identifiable intangible assets acquired less cash retained by NewVectors, and (iii) goodwill as the excess of the purchase price paid over the estimated fair value of the identified net assets acquired.

(B)	To reflect the estimated amortization of identifiable intangible assets resulting from the acquisition, which are amortized on a straight-line basis over periods ranging from four to seven years. As discussed in Note 2 below, the allocation of the purchase price among the identifiable intangible assets and resulting amortization expense is based on preliminary estimates of the fair market value and estimated useful lives of those assets.

(C)	To reduce interest income for the cash used in the acquisition of NewVectors and increased interest expense for the long-term debt issued in the transaction.

(D)	To record the related tax effects of the pro forma adjustments to the condensed combined statements of operations at the estimated effective tax rate of 39%.
Note 2 — Basis of Presentation
The total estimated purchase price for the acquisition has been allocated on a preliminary basis to assets and liabilities based on management’s best estimates of their fair values with the excess purchase price over the net assets acquired allocated to goodwill. The allocation of the purchase price among the identifiable intangible assets is based on preliminary estimates of the fair market value of those assets. Final determination of the allocation of the purchase price will be based on independent appraisals that are expected to be completed during TechTeam’s third quarter of 2007.

(d) Exhibits
The following exhibit is filed with this report:
23.1	Consent of Independent Registered Public Accounting Firm

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.
By:	/s/ Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and Secretary

Date: August 14, 2007